ARTICLES SUPPLEMENTARY

           DREYFUS MUNICIPAL FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:       The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by one hundred million (100,000,000) shares of Common Stock, $.001 par value per share, with an aggregate par value of one hundred thousand dollars ($100,000), all of such shares shall be classified as Common Stock of Dreyfus High Yield Municipal Bond Fund. Dreyfus High Yield Municipal Bond Fund, together with the other investment portfolios of the Corporation, are referred to herein as the "Funds."

        SECOND:      The shares of Common Stock of Dreyfus High Yield Municipal Bond Fund shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

           (1)      As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Common Stock of Dreyfus High Yield Municipal Bond Fund shall be determined separately from the other Funds and, accordingly, a Fund's net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Fund or the Corporation to holders of shares of the Fund's stock, may vary from class to class and from classes of other Funds. Except for these differences, and certain other differences hereinafter set forth, each class of a Fund's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

           (2)      The proceeds of the redemption of the shares of any class of stock of a Fund may be reduced by the amount of any contingent deferred sales charge, liquidation charge, or any other charge (which charges may vary within and among the classes) payable on such redemption or otherwise, pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

           (3)      At such times (which may vary between and among the holders of particular classes) as may be determined by the Board of Directors or, with the authorization of the Board of Directors, by the officers of the Corporation, in accordance with the 1940 Act, applicable rules and regulations thereunder and applicable rules and regulations of the NASD and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock of a Fund may be automatically converted into shares of another class of stock of a Fund based on the relative net asset values of such classes at the time of the conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

           (4)      The dividends and distributions of investment income and capital gains with respect to each class of stock of a Fund shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes of stock of the Fund to reflect differing allocations of the expenses of the Fund among the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

           (5)      Except as may otherwise be required by law, the holders of each class of stock of a Fund shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders of the Fund that does not affect holders of that particular class.

        THIRD:      Immediately before the increase and classification of shares as set forth in Article FIRST hereof, the Corporation was authorized to issue five billion (5,000,000,000) shares of stock, all of which were shares of Common Stock, having a par value of one tenth of one cent ($.001) each, and an aggregate par value of five million dollars ($5,000,000), classified as follows:

                                                                               Shares
Fund/Class (if applicable)                                                     Authorized
--------------------------                                                     -----------
Dreyfus BASIC Municipal Money Market Fund                                      3,000,000,000

Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class A Shares                                                             100,000,000

Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class B Shares                                                             100,000,000

Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class C Shares                                                             100,000,000

Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class Z Shares                                                             200,000,000

Dreyfus Premier Select Municipal Bond Fund
     /Class A Shares                                                             100,000,000

Dreyfus Premier Select Municipal Bond Fund
     /Class B Shares                                                             100,000,000

Dreyfus Premier Select Municipal Bond Fund
     /Class C Shares                                                             100,000,000

Dreyfus Premier Select Municipal Bond Fund
     /Class Z Shares                                                             200,000,000

Dreyfus BASIC New Jersey Municipal Money Market Fund                           1,000,000,000
                                                                               -------------
                                               Total                           5,000,000,000

        FOURTH:       As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is five billion one hundred million (5,100,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of five million one hundred thousand dollars ($5,100,000), classified as follows:

                                                                               Shares
Fund/Class (if applicable)                                                     Authorized
--------------------------                                                     -----------

Dreyfus BASIC Municipal Money Market Fund                                      3,000,000,000

Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class A Shares                                                             100,000,000

Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class B Shares                                                             100,000,000

Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class C Shares                                                             100,000,000

Dreyfus Premier Select Intermediate Municipal Bond Fund
     /Class Z Shares                                                             200,000,000

Dreyfus Premier Select Municipal Bond Fund
     /Class A Shares                                                             100,000,000

Dreyfus Premier Select Municipal Bond Fund
     /Class B Shares                                                             100,000,000

Dreyfus Premier Select Municipal Bond Fund
     /Class C Shares                                                             100,000,000

Dreyfus Premier Select Municipal Bond Fund
     /Class Z Shares                                                             200,000,000

Dreyfus BASIC New Jersey Municipal Money Market Fund                           1,000,000,000

Dreyfus High Yield Municipal Bond Fund                                           100,000,000
                                                                                 -----------
                                       Total                                   5,100,000,000

           FIFTH:      The Corporation is registered as an open-end investment company under the 1940 Act.

          SIXTH:      The Board of Directors of the Corporation increased the total number of shares of capital stock that the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the increased shares pursuant to authority provided in the Corporation's Charter.

          IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President who acknowledges that these Articles Supplementary are the act of the Corporation, that to the best of his knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS MUNICIPAL FUNDS, INC. By: Jeff Prusnofsky Vice President

WITNESS:

John B. Hammalian
Assistant Secretary